Exhibit 99.1
Foghorn Therapeutics Provides First Quarter 2022 Corporate Update

–Foghorn continues to advance three phase 1 studies through selectively targeting the chromatin regulatory system; both FHD-286 and FHD-609 continue to dose escalate and enroll patients with initial clinical data expected for FHD-286 in H2 2022 and FHD-609 in 2023

–New preclinical data for FHD-286 presented at AACR provides mechanistic understanding of anti-tumor activity and supports clinical development in AML

–More than 10 programs in pre-clinical pipeline evaluating targeted protein degraders, enzymatic inhibitors and transcription factor disruptors, including the BRM-selective inhibitor program

–Cash, cash equivalents and marketable securities of $424.7 million, as of March 31, 2022, provides significant cash runway

CAMBRIDGE, Mass. -- (GLOBE NEWSWIRE) -- May 9, 2022 -- Foghorn® Therapeutics Inc. (Nasdaq: FHTX), a clinical stage biotechnology company pioneering a new class of medicines that modulate gene expression through selectively targeting the chromatin regulatory system, today provided a corporate update in conjunction with the Company’s 10-Q filing for the quarter ended March 31, 2022. With an initial focus in oncology, Foghorn’s Gene Traffic Control® Platform and resulting broad pipeline has the potential to transform the lives of people suffering from a wide spectrum of diseases.

“With $424.7 million in cash on the balance sheet, Foghorn is well capitalized, to execute on its strategy of developing precision medicines targeting the chromatin regulatory system. This quarter, we continued to advance our robust pipeline that includes clinical and pre-clinical programs evaluating targeted protein degraders, enzymatic inhibitors and transcription factor disruptors for diverse cancers,” said Foghorn CEO Adrian Gottschalk. “Specifically, we continue to enroll patients and dose escalate in our Phase 1 clinical studies of FHD-286 and FHD-609 and look forward to disclosing initial clinical data.”

Key First Quarter 2022 Updates
•FHD-286 Update. Foghorn expects to provide initial Phase 1 clinical data for FHD-286, an inhibitor of BRG1/BRM, in metastatic uveal melanoma (mUM), relapsed and/or refractory acute myeloid leukemia (AML) and myelodysplastic syndrome (MDS), in the second half of 2022.

•FHD-609 Update. Enrollment is continuing in the Phase 1 clinical study of FHD-609, a potent and selective heterobifunctional protein degrader of BRD9, initially being developed for the treatment of synovial sarcoma with initial data expected in 2023.

•2022 AACR Annual Meeting. Presented preclinical data supporting the clinical development and mechanistic understanding of FHD-286’s anti-tumor activity in AML demonstrated by tumor inhibition in different cancer cell types, synergistic activity with combination medicines, including chemotherapy and other targeted therapies, and mutation agnostic responses in AML patient derived bone marrow samples.

•BRM-selective Progress. Foghorn is advancing its BRM-selective programs in collaboration with Loxo Oncology at Lilly, with the BRM-selective inhibitor program in lead optimization and the protein degrader program in hit-to-lead stage. Foghorn is leading discovery and early research activities, and Lilly is leading development and commercialization activities with participation from Foghorn. U.S. economics will be shared equally, and Foghorn is eligible to receive royalties on ex-U.S. sales in the low double-digit to twenties range based on revenue levels.

•Pipeline Advancement. Foghorn continued to advance its broad therapeutic pipeline of which the majority are wholly owned including protein degraders, enzymatic inhibitors and transcription factor disruptors targeting cancers impacted by breakdowns in the chromatin regulatory system.

•Strong Balance Sheet and Cash Runway. As of March 31, 2022, the Company had $424.7 million in cash, cash equivalents and marketable securities.

About FHD-286
FHD-286 is a highly potent, selective, allosteric and orally available, small-molecule, enzymatic inhibitor of BRG1 and BRM, two highly similar proteins that are the ATPases, or the catalytic engines across all forms of the BAF complex, one of the key regulators of the chromatin regulatory system. In preclinical studies, FHD-286 has shown anti-tumor activity across a broad range of malignancies including both hematologic and solid tumors. To learn more about these studies please visit ClinicalTrials.gov. (Link here for metastatic uveal melanoma and here for AML and MDS).

About AML
Adult acute myeloid leukemia (AML) is a cancer of the blood and bone marrow and the most common type of acute leukemia in adults. AML is a diverse disease associated with multiple genetic mutations. It is diagnosed in about 20,000 people every year in the United States.

About Uveal Melanoma
Uveal (intraocular) melanoma (UM) is a rare eye cancer that forms from cells that make melanin in the iris, ciliary body, and choroid. It is the most common eye cancer in adults. It is diagnosed in about 2,000 adults every year in the United States and occurs most often in lightly pigmented individuals with a median age of 55 years. However, it can occur in all races and at any age. UM metastasizes in approximately 50% of cases, leading to very poor prognosis.

About FHD-609
FHD-609 is a potent, selective, intravenously administered protein degrader of BRD9, a component of the ncBAF complex. Preclinical studies have demonstrated tumor growth inhibition in synovial sarcoma, a cancer genetically dependent on BRD9. To learn more about the first-in-human clinical trial of FHD-609 in synovial sarcoma, please visit ClinicalTrials.gov.

About Synovial Sarcoma
Synovial sarcoma is a rare, often aggressive soft tissue sarcoma that originates from different types of soft tissue, including muscle or ligaments. Synovial sarcoma can occur at any age but is most common among adolescents and young adults. It represents around 5-10% of all soft tissue sarcomas, with ~800 new cases each year in the United States. Surgery remains the most effective treatment for synovial sarcoma, and there are limited therapeutic treatment options.

About Foghorn Therapeutics
Foghorn® Therapeutics is discovering and developing a novel class of medicines targeting genetically determined dependencies within the chromatin regulatory system. Through its proprietary scalable Gene Traffic Control® platform, Foghorn is systematically studying, identifying and validating potential drug targets within the chromatin regulatory system. The Company is developing multiple product candidates in oncology.

Forward-Looking Statements

This press release contains “forward-looking statements” regarding the Company’s clinical programs for FHD-286 and FHD-609, including anticipated timing of receipt of initial clinical data, its collaboration with Lilly and its research pipeline, including its degrader efforts. Forward-looking statements include statements regarding the Company’s clinical trials, product candidates and research efforts and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks relating to our clinical trials and other factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made.
Contact:
Ben Strain, Foghorn Therapeutics Inc. (Media and Investors)
bstrain@foghorntx.com
Michael Lampe, ScientPR (Media)
michael@scientpr.com
Hans Vitzthum, LifeSci Advisors (Investors)
hans@lifesciadvisors.com